UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2021 (October 13, 2021)

AUDDIA INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2021, Auddia Inc. (“Auddia” or the “Company”) entered into executive officer employment agreements with each of Michael Lawless (CEO), Peter Shoebridge (CTO), and Brian Hoff (CFO).

Under the terms of the employment agreements, each executive will receive an annual base salary, subject to annual adjustments as determined by the Board or Compensation Committee, equal to $260,000 (Lawless), $225,000 (Shoebridge), and $220,000 (Hoff). Each executive will also be eligible for an annual bonus of up to 50% of his base salary as determined at the sole discretion of the Board or the Compensation Committee. In addition, the employment agreements provide that the executives will be eligible to participate in the Company’s standard incentive and welfare benefit plans and programs. Each of the executives has previously been granted stock options under the Company’s equity incentive plans.

Under each employment agreement, if the Company terminates an executive without cause or an executive terminates for good reason, the executive is entitled to receive (i) nine months (Lawless, Shoebridge) or six months (Hoff) of base salary, (ii) up to nine months (Lawless, Shoebridge) or six months (Hoff) of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year.

The employment agreements require each executive to maintain confidential information regarding the Company and third parties, and to execute the Company’s standard employee invention assignment and non-disclosure agreement. Each employment agreement also includes typical non-competition and non-solicitation provisions that the executive must comply with for a period of twelve months after termination of employment with the Company.

The above summary does not purport to be a complete summary of the employment agreements and is qualified in its entirety by reference to the full text of the employment agreements, copies of which is filed herewith as exhibits and are incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated October 13, 2021 between Auddia Inc. and Michael Lawless

10.2	Employment Agreement, dated October 13, 2021 between Auddia Inc. and Peter Shoebridge

10.3	Employment Agreement, dated October 13, 2021, 2021 between Auddia Inc. and Brian Hoff

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

October 15, 2021	By:	/s/ Brian Hoff
Name: Brian Hoff
Title: Chief Financial Officer